EXHIBIT 10.80

SECOND AMENDMENT TO AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 9, 2011, by and among CYTORI THERAPEUTICS, INC., a Delaware corporation (“Borrower”), the Lenders party hereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacities as agent (the “Agent”) and a Lender.

W I T N E S S E T H:

WHEREAS, Borrower, the lenders signatory thereto from time to time (each a “Lender” and, collectively, the “Lenders”) and Agent are parties to that certain Amended and Restated Loan and Security Agreement, dated as of June 11, 2010, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of June 23, 2011 (as further amended, supplemented, replaced and otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein have the meanings given to them in the Loan Agreement except as otherwise expressly defined herein), pursuant to which Lenders and Agent have agreed to provide to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, the Borrower, Lenders and Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, Lenders and Agent hereby agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT. Subject to the terms and conditions of this Amendment, including, without limitation, Section 4 of this Amendment, the Loan Agreement is hereby amended as of the Second Amendment Effective Date as follows:

(a) Section 2.2(c) of the Loan Agreement is hereby amended by inserting the following at the end of such section:

“Borrower shall, on the Second Amendment Effective Date (as defined below), execute and deliver to each Lender a new promissory note (each a “New Term Note”), in the same form as the Term Notes executed and delivered by Borrower on the Closing Date, as follows: (1) GECC shall receive a New Term Note in the principal amount of $15,000,000, (2) SVB shall receive a New Term Note in the principal amount of $3,000,000, and (3) Oxford shall receive a New Term Note in the principal amount of $2,333,332.00 (such note, the “New Oxford Note”).  Upon receipt by each of GECC and SVB of its New Term Note, such Lender agrees that (i) any promissory notes issued under this Agreement prior to the Second Amendment Effective Date in favor of such Lender shall be deemed replaced by such Lender’s New Term Note (without effecting a novation with respect to any “Obligations” as defined in this Agreement prior to giving effect to the Second Amendment) and (ii) such promissory notes issued under this Agreement prior to the Second Amendment Effective Date in favor of such Lender shall be marked cancelled and such Lender shall use commercially reasonable efforts to return such promissory notes within ten (10) Business Days to Borrower with a notation to that effect.  The New Oxford Note shall be in addition to, and not in replacement of, the Term Note issued to Oxford Finance Corporation under this Agreement on June 22, 2010 in the original principal amount of $6,000,000 (the “Original Oxford Note”), and the Original Oxford Note shall not be marked cancelled or returned to Borrower.  The parties hereto agree and acknowledge that the unpaid principal balance of the Original Oxford Note is $4,666,668.00 as of the Second Amendment Effective Date.”

(b) Section 2.2 of the Loan Agreement is hereby amended by inserting the following new clause (d):

“(d)            Second Amendment Advances.  The parties hereto hereby agree that, as of September 9, 2011 (the “Second Amendment Effective Date”), the aggregate outstanding principal balance of the Term Loan of the Lenders is $15,555,560.00.  Subject to the terms and conditions of that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of the Second Amendment Effective Date, by and among Agent, Lenders and the Borrower (the “Second Amendment”), (1) GECC shall advance an additional Term Loan to Borrower on the Second Amendment Effective Date in the principal amount of $7,222,220.00, (2) Oxford shall advance an additional Term Loan to Borrower on the Second Amendment Effective Date in the principal amount of $2,333,332.00, and (3) the principal amount of the Term Loan of SVB shall be repaid in part on the Second Amendment Effective Date from the new Term Loan made by Oxford on such date in an amount equal to $111,112.00, in each case as described on the “Second Amendment Effective Date Funds Flow Memorandum” attached hereto as Exhibit H.  From and after the Second Amendment Effective Date, (i) “Term Loan” shall refer to the aggregate unpaid principal amount of term loans advanced by Lenders to Borrower hereunder, which, as of the Second Amendment Effective Date, shall be $25,000,000 and (ii) the “Total Commitment” hereunder shall be $25,000,000.”

(c) Section 2.3(a) of the Loan Agreement is hereby amended by deleting the first sentence therefrom and by inserting, in lieu thereof, the following two new sentences:

“(a)           Interest.  The Term Loan advanced to the Borrower on the Closing Date shall accrue interest in arrears from such date to, but not including, the Second Amendment Effective Date, at a fixed per annum rate of interest equal to 9.87%. From and after the Second Amendment Effective Date, the Term Loan shall accrue interest in arrears until the Term Loan is fully repaid at a fixed per annum rate of interest equal to 9.87%.”

(d) Section 2.3(b) of the Loan Agreement is hereby amended by deleting clause (ii) thereof in its entirety and by inserting, in lieu thereof, the following:

“(ii)            Principal Payments.  The Borrower shall repay the Agent, for the ratable benefit of the Lenders, the principal amount of the Term Loan in (i) twelve (12) equal consecutive monthly principal payments of $20,833.33 on the first day of each calendar month, commencing on October 1, 2011, (ii) twenty-nine (29) equal consecutive monthly principal payments of $825,000.00 on the first day of each calendar month, commencing on October 1, 2012, and (iii) one (1) final principal payment of $825,000.04 on March 1, 2015.”

(e) Section 2.3(b) of the Loan Agreement is hereby amended by deleting the date “June 1, 2013” in clause (iii) thereof and by inserting, in lieu thereof, the date “March 1, 2015”.

(f) Section 2.4 of the Loan Agreement is hereby amended by deleting such section in its entirety and by inserting, in lieu thereof, the following:

“2.4  Prepayments.  Borrower can voluntarily prepay, upon five (5) Business Days’ prior written notice to Agent, the Term Loan in full, but not in part.  Upon the date of (a) the voluntary prepayment of the Term Loan in accordance with the immediately preceding sentence or (b) the mandatory prepayment of the Term Loan required under this Agreement (whether by acceleration of the Obligations pursuant to Section 8.2 or otherwise, except to the extent that the sole basis for such acceleration is the occurrence of an Event of Default under Section 8.1(h)), Borrower shall pay to Agent, for the ratable benefit of the Lenders, a sum equal to (i) all outstanding principal plus accrued interest with respect to the Term Loan, plus (ii) the Final Payment Fee (as such term is defined in Section 2.7(b)) for the Term Loan, and plus (iii) a prepayment premium (as yield maintenance for the loss of a bargain and not as a penalty) equal to: (A) 4% of the prepayment amount, if such prepayment is made on or before the one year anniversary of the Second Amendment Effective Date, (B) 3% of the prepayment amount, if such prepayment is made after the one year anniversary of the Second Amendment Effective Date but on or before the two year anniversary of the Second Amendment Effective Date, and (C) 2% of the prepayment amount, if such prepayment is made after the two year anniversary of the Second Amendment Effective Date but before the Term Loan Maturity Date.”

(g) Section 2.7(b) of the Loan Agreement is hereby amended by deleting such section in its entirety and by inserting, in lieu thereof, the following:

“(b)            Final Payment Fee. On the date upon which the outstanding principal amount of the Term Loan is repaid in full, or if earlier, is required to be repaid in full (whether by scheduled payment, voluntary prepayment, acceleration of the Obligations pursuant to Section 8.2 or otherwise), Borrower shall pay to Agent, for the ratable accounts of Lenders, a fee equal to $1,250,000.00 (the “Final Payment Fee”), which amount is not to be reduced by the $418.968.69 in fees paid to the Lenders pursuant to Section 4(k) of the Second Amendment.”

(h) Section 6.10, Further Assurances, of the Loan Agreement is hereby amended by deleting such Section and inserting, in lieu thereof, the following:

“6.10           Further Assurances.  Each Loan Party shall, upon request of Agent or any Lender, furnish to Agent and the Lenders such further information, execute and deliver to Agent such documents and instruments (including, without limitation, UCC financing statements) and shall do such other acts and things as Agent may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement and the other Debt Documents.”

(i) Section 7.7(b) of the Loan Agreement is hereby amended by inserting the following new sentence after the first sentence:

“Notwithstanding the foregoing, the creation by Borrower of Cytori India Medical Private Limited, a Foreign Subsidiary to be organized in the country of India (the “India Subsidiary”), shall be permitted provided that: (a) the creation of the India Subsidiary is solely for the sales, marketing and distribution of the Loan Parties’ products in India; (b) Borrower shall pledge to Agent 65% of the shares of the India Subsidiary  (the “Pledged India Subsidiary Shares”) in the manner set forth in Section 4.1(o) of this Agreement through the execution of an amendment to the Pledge Agreement in form and substance satisfactory to Agent in its sole discretion; (c) upon Borrower’s receipt of the certificate (the “Pledged India Subsidiary Certificate”) and certificate number representing the Pledged India Subsidiary Shares, Borrower shall promptly (i) provide to Agent such certificate number, (ii) deliver to Agent the Pledged India Subsidiary Certificate accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent in accordance with Section 4 of the Pledge Agreement, and (iii) execute an additional amendment to the Pledge Agreement in order to incorporate the certificate number representing the Pledged India Subsidiary Shares in the Pledge Agreement in form and substance satisfactory to Agent in its sole discretion, (iv) the aggregate amount of cash and Cash Equivalents directly or indirectly held or maintained by the India Subsidiary or deposited in a deposit account, securities account or such other similar account of the India Subsidiary shall not exceed $250,000.00 at any time and (v) no Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, directly or indirectly, make any loan, advance or capital contribution or other investment in the India Subsidiary in excess of $250,000 in any fiscal year.”

(j) Section 7.10 of the Loan Agreement is hereby amended by inserting the following new sentence at the end of such section:

“Notwithstanding the foregoing, the Loan Parties shall be permitted to maintain account #11256491 (Redale, North Yorkshire, England) and account #030-740732-001 (Mumbai, India) with HSBC, and account #2977100 and account #1948103 (Tokyo, Japan) with Sumitomo Mitsui Banking Corporation, and Account # IT24F 03002 02822 0000 1114 0545 (Firenze, Italy) with Unicredit Banca, and account #1614884-21 (Zurich, Switzerland) with Credit Suisse without such accounts being subject to Account Control Agreements, provided that (a) the aggregate amount on deposit in such accounts, collectively, does not exceed $300,000 for all Loan Parties at any time and (b) such deposits consist solely of cash and Cash Equivalents.”

(k) Section 7.12 of the Loan Agreement is hereby deleted in its entirety and the following new Section 7.12 is inserted in lieu thereof:

“7.12.            Financial Covenant.

(a)           Borrower shall at all times have unrestricted balance sheet cash and Cash Equivalents in one or more deposit accounts or securities accounts over which Agent has obtained control under Section 7.10 of not less than the product of (i) negative three (-3) times (ii) the Cash Burn Amount at such time.

(b)           As used in this Agreement, “Cash Burn Amount” means, with respect to Borrower and its consolidated Subsidiaries, as of any date of determination and based on the financial statements most recently delivered to Agent and the Lenders in accordance with this Agreement, the difference between:

(1) the product of (i) the sum of, without duplication, (A) net income (loss), plus (B) depreciation, amortization and other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), minus (C) non-financed capital expenditures, minus (D) non-cash revenue, in each case of clauses (A), (B), (C) and (D), for the immediately preceding six month period on a trailing basis, divided by (ii) six, minus

(2)           the product of (i) the current portion of interest bearing liabilities due and payable in the immediately succeeding six months divided by (ii) six.”

(l) Section 8.2, Lender Remedies, of the Loan Agreement is hereby amended by adding the following two new paragraphs at the end of such Section:

“Notwithstanding anything to the contrary contained in this Section 8.2, Agent (solely in its capacity as Agent) hereby agrees that, so long as Agent has not been requested or directed by the Requisite Lenders to exercise remedies under this Section 8.2, Agent will not exercise its discretionary right as Agent to exercise remedies under this Section 8.2 without the prior written consent of each Closing Date Lender (provided such Closing Date Lender shall not have assigned any of its Commitments or Loans under this Agreement to any Person (other than an assignment to any affiliate of such Closing Date Lender)), which consent shall not be unreasonably withheld; provided, however, that, (i) if Agent has not received a response from such Closing Date Lender regarding any such request for written consent made by Agent, but not later than the 5th Business Day following such request, such Closing Date Lender’s consent shall be deemed to have been granted and (ii) Agent shall not be required to obtain the consent of such Closing Date Lender in the event of any Exigent Circumstance (as defined below).  “Closing Date Lender” shall mean each of GECC, Silicon Valley Bank and Oxford or any affiliate of such Lender to whom all or any portion of the Term Loans are assigned in accordance with this Agreement.

As used herein, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Agent, imminently threatens the ability of Agent to realize upon all or any material portion of, or any material piece of, the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of any Loan Party after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Agent, could result in a material diminution in value of the Collateral (including, for the avoidance of doubt and without limitation, circumstances where the Agent reasonably believes the Loan Parties’ remaining cash and cash equivalents are being, or are likely to be, significantly and imminently diminished).”

(m) Schedule A, Commitments, of the Loan Agreement is hereby amended by deleting such Schedule in its entirety and by inserting, in lieu thereof, the Schedule A attached hereto as Annex I.

(n) Schedule B, Disclosures, of the Loan Agreement is hereby amended by deleting such Schedule in its entirety and by inserting, in lieu thereof, the Schedule B attached hereto as Annex II.

(o) The Loan Agreement is hereby amended by inserting the Exhibit H (Second Amendment Effective Date Funds Flow Memorandum) attached hereto as Exhibit H.

2. COSTS AND EXPENSES.  Borrower absolutely and unconditionally agrees to reimburse Agent and each Lender for all reasonable fees, costs and expenses incurred by Agent and each Lender in connection with this Amendment or otherwise related to the Debt Documents or the transactions contemplated hereby and thereby, including, without limitation, reasonable legal fees and costs (and without duplication, the allocated cost of in-house legal counsel), professional and consultant fees, recording fees, search fees and filing fees.

3. AUTHORIZATION AND ISSUANCE OF WARRANTS. In addition to (a) that certain Warrant numbered CSW-08-022, dated October 14, 2008 executed by Borrower in favor of GE Capital Equity Investments, Inc., (b) that certain Warrant numbered CSW-08-023, dated October 14, 2008 executed by Borrower in favor of Silicon Valley Bank, (c) that certain Warrant numbered CWS-10-001, dated June 11, 2010 executed by Borrower in favor of GE Capital Equity Investments, Inc., (d) that certain Warrant numbered CWS-10-003, dated June 11, 2010 executed by Borrower in favor of Silicon Valley Bank, and (e) that certain Warrant numbered CWS-10-002, dated June 11, 2010 executed by Borrower in favor of Oxford Finance Corporation, Borrower has duly authorized the issuance to Lenders (or their respective affiliates or designees) of additional stock purchase warrants substantially in the form of the warrant attached hereto as Exhibit B (collectively, the “Additional Warrants”) evidencing Lenders’ (or their respective affiliates or designees) right to acquire shares of common stock of Borrower at an exercise price of $3.01 per share as follows: (a) Oxford Finance LLC shall receive two Additional Warrants for 15,504 shares and 7,752 shares, (b) Silicon Valley Bank shall receive one Additional Warrant for 9,967 shares and (c) GECC shall receive one Additional Warrant for 99,668 shares.  The exercise period shall expire seven (7) years from the date such Additional Warrants are issued.

4. CONDITIONS TO EFFECTIVENESS.  This Amendment shall become effective as of the date (the  “Second Amendment Effective Date”) upon which Agent shall notify Borrower in writing that each of the conditions specified below have been satisfied as determined in Agent’s and each Lender’s sole discretion:

(a) Agent shall have received one or more counterparts of this Amendment, duly executed, completed and delivered by Agent, each Lender and Borrower;

(b) Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

(c) Each Lender shall have received new Term Loan Notes executed by Borrower, in the same form as the Term Notes executed and delivered by Borrower on the Closing Date of the Loan Agreement;

(d) Agent and the Lenders shall have received from Borrower true, correct and complete copies of an executed Officer’s Certificate in substantially the form of Exhibit A attached hereto, dated as of the date hereof, certifying that (A) both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (B) all representations and warranties of Borrower stated in the Debt Documents (including, without limitation, this Amendment), as amended by this Amendment, are true and correct in all respects on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date;

(e) Agent and the Lenders shall have received from Borrower an updated and completed Perfection Certificate, duly executed by Borrower, a form of which Agent previously delivered to Borrower;

(f) Agent and the Lenders shall have received from Borrower a certificate executed by the Secretary or Assistant Secretary of Borrower, the form of which is attached as Exhibit B to the Loan Agreement, providing verification of incumbency and attaching (i) Borrower’s board resolutions approving the transactions contemplated by this Amendment and the other Debt Documents and (ii) Borrower’s governing documents;

(g) Agent and the Lenders shall have received from Borrower a certificate of good standing from the jurisdiction of Borrower’s organization and a certificate of foreign qualification from each jurisdiction where Borrower’s failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case as of a recent date acceptable to Agent;

(h) Agent and the Lenders shall have received current UCC lien, judgment, bankruptcy, tax and intellectual property lien search results demonstrating that there are no other security interests or liens on the Collateral, other than Permitted Liens;

(i) Agent and the Lenders shall have received from Borrower a disbursement instruction letter, in form and substance satisfactory to Agent and the Lenders, executed by Borrower, Agent and each Lender indicating the Terms Loan to be made on the Second Amendment Effective Date;

(j) Each Lender shall have received from Borrower an Additional Warrant in favor of such Lender (or its affiliate or designee);

(k) Oxford Finance LLC, as a Lender, shall have received a fee in the amount of $125,690.61, Silicon Valley Bank, as a Lender, shall have received a fee in the amount of $83,793.74, and General Electric Capital Corporation, in its capacity as a Lender, shall have received a fee in the amount of $209,484.35, each of which fees shall be fully earned and non-refundable when paid, and which fees collectively represent a portion of the “Final Payment Fee” (as provided under the Loan Agreement prior to giving effect to this Amendment) that has been amortized by the Lenders as of the date of this Amendment, and the remainder of such “Final Payment Fee” (as provided under the Loan Agreement prior to giving effect to this Amendment) is hereby waived by the Lenders.  For the avoidance of doubt, and notwithstanding the payment and waiver of fees described in the immediately preceding sentence  in connection with the effectiveness of this Amendment, the entire "Final Payment Fee" in the amount of $1,250,000.00 described in Section 2.7(b) of the Loan Agreement (as amended by this Amendment) shall be due and payable in full in the manner provided in Section 2.7(b) and shall not be reduced by the fees paid or waived under this Section 4(k);

(l) Oxford Finance LLC, as a Lender, shall have received an amendment fee in the amount of $28,000, Silicon Valley Bank, as a Lender, shall have received an amendment fee in the amount of $12,000, and General Electric Capital Corporation, in its capacity as a Lender, shall have received an amendment fee in the amount of $60,000, which amendment fees which fee shall be fully earned and non-refundable when paid;

(m) Agent and the Lenders shall have received payment of all unpaid fees and expenses described in Section 2 hereof that are outstanding as of the date hereof;

(n) Agent and the Lenders shall have received evidence satisfactory to Agent that Borrower has on the Second Amendment Effective Date (and prior to the receipt of the additional Term Loan to be made on the Second Amendment Effective Date) unrestricted balance sheet cash and Cash Equivalents of not less than $30,000,000 in one or more deposit accounts or securities accounts over which Agent has obtained control in accordance with the requirements of Section 7.10 of the Loan Agreement (with trade payables being paid currently and expenses and liabilities being paid in the ordinary course of business);

(o) Agent shall have received a legal opinion of Borrower’s counsel, in form and substance reasonably satisfactory to Agent and the Lenders; and

(p) Agent and the Lenders shall have received all other documents and instruments as Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Amendment.

5. NO OTHER AMENDMENTS; ACKNOWLEDGMENT OF OBLIGATIONS.

(a) Except for the amendments set forth in Section 1 of this Amendment, the Loan Agreement and the other Debt Documents shall remain unchanged and in full force and effect.  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of Borrower’s Obligations under or in connection with the Loan Agreement and any other Debt Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and Lenders) security titles to or other liens on any Collateral for the Obligations.

(b) Borrower hereby acknowledges, confirms and agrees that as of the close of business on the Second Amendment Effective Date (i) before giving effect to the advances made to Borrower pursuant to Section 2.2(d) of the Loan Agreement (as amended by this Amendment) the Borrower is indebted to the Lenders in respect of the Term Loan in an aggregate principal amount of $15,555,560.00 and (ii) after giving effect to the advances made to Borrower pursuant to Section 2.2(d) of the Loan Agreement (as amended by this Amendment) the Borrower is indebted to the Lenders in respect of the Term Loan in an aggregate principal amount of $25,000,000.  The Term Loan, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower to Agent and Lenders under the Loan Agreement and the other Debt Documents, is unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

6. REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and warrants to Lenders as follows:

(a) Representations and Warranties.  Borrower hereby represents and warrants that, after giving effect to this Amendment, each of Borrower’s representations and warranties contained in the Debt Documents is true and correct on and as of the date hereof, except for any representation and warranty that relates by its terms only to a specified date (in which case, it shall be true on and as of such date).

(b) Binding Effect of Documents.  This Amendment and the other Debt Documents have been duly executed and delivered to Agent and Lenders by Borrower and are in full force and effect, as modified hereby.

(c) No Conflict, Etc.  Except as described in the Note to Item 8 in Section D on Schedule B hereto, the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation or order or contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues.

7. ADVICE OF COUNSEL.   Each of the parties represents to each other party hereto that it has discussed this Amendment with its counsel.

8. SEVERABILITY OF PROVISIONS.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9. COUNTERPARTS.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

10. RELEASE.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and its respective successors and assigns, and its respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Second Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement or any of the other Debt Documents or transactions thereunder or related thereto.

(b) Borrower understands, acknowledges and agrees that its release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

11. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

12. ENTIRE AGREEMENT.  The Loan Agreement and the other Debt Documents as and when amended through this Amendment embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

13. NO STRICT CONSTRUCTION, ETC.  The parties hereto have participated jointly in the negotiation and drafting of this Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment.  Time is of the essence for this Amendment.

14. CONSENT TO PARTIAL PREPAYMENT.  Notwithstanding the provisions of Sections 2.4, 8.4, 9.7 and 9.8 of the Loan Agreement to the contrary, the parties hereto hereby consent and agree to the partial prepayment of the Term Loan of SVB in the amount of $111,112.00 as described in Exhibit H hereto and the new Section 2.2(d) to the Loan Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Loan and Security Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

CYTORI THERAPEUTICS, INC.

By:   /s/ Mark Saad
Name:  Mark Saad
Title: CFO

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By: /s/ Peter Gibson
Name: Peter Gibson
Title:  Duly Authorized Signatory

OXFORD FINANCE LLC, as Lender

By:  /s/ John G. Henderson
Name: John G. Henderson
Title: Vice President & General Counsel

SILICON VALLEY BANK, as Lender

By: /s/ Kevin Wallace
Name: Kevin Wallace
Title: Relationship Manager

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

__________ __, 2011

Reference is made to (1) that certain Amended and Restated Loan and Security Agreement, dated as of June 11, 2010 (as amended, restated, supplemented, replaced or otherwise modified from time to time (including, without limitation, by the Second Amendment), the “Loan Agreement”), by and among CYTORI THERAPEUTICS, INC., a Delaware corporation (“Borrower”), the Lenders party thereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacities as agent (the “Agent”) and a Lender, and (2) that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of the date hereof, among Borrower, Lenders and Agent (the “Second Amendment”).  Capitalized terms used but not defined herein are used with the meanings assigned to such terms in the Loan Agreement.

I, ____________________, do hereby certify to Agent and each Lender that:

(A)           I am the duly elected, qualified and acting [title] of Borrower.

(B)           As of the date hereof and after giving effect to the Second Amendment, no Default or Event of Default has occurred or is continuing.

(C)           All representations and warranties of Borrower stated in the Loan Agreement and the other Debt Documents (including, without limitation, the Second Amendment), as amended by the Second Amendment, are true and correct in all respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects on and as of such earlier date.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the first date written above.

____________________________________

Name:

Title:

EXHIBIT B

FORM OF ADDITIONAL WARRANTS

ANNEX I

SCHEDULE A
COMMITMENTS

(As amended and restated in its entity by the Second Amendment)

Name of Lender	Commitment of such Lender	Pro Rata Share
General Electric Capital Corporation	$15,000,000.00	60%
Silicon Valley Bank	$3,000,000.00	12%
Oxford Finance LLC	$7,000,000.00	28%

TOTAL	$25,000,000.00	100%

ANNEX II

UPDATED SCHEDULE B TO LOAN AGREEMENT